CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

August 2, 2007

Date of Report

(Date of earliest event reported)

HAN LOGISTICS, INC.

 (Exact Name of Registrant as Specified in its Charter)

Nevada               000-52273                 88-0435998

 (State or other      (Commission File No.) (IRS Employer I.D. No.)

     Jurisdiction)

5925 Starcrest Avenue

Reno, Nevada  89523

 (Address of Principal Executive Offices)

(775) 787-7483

Registrant's Telephone Number

N/A

 (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 2, 2007, the Board of Directors of Han Logistics, Inc., a Nevada corporation (the "Company"), concluded that the Company's financial statements for the calendar year ended December 31, 2005, should no longer be relied upon because of errors in such financial statements.  These financial statements failed to account for the beneficial conversion feature of the Company’s debt that was issued in 2005 and that is convertible into shares of common stock at $0.10 per share, and did not report interest expense resulting from this feature in 2005.

The Company has discussed these matters with its independent accountant.  On April 16, 2007, it filed its Annual Report on Form 10-KSB for the calendar year ended December 31, 2006, and the audited financial statements filed therewith contained restated statements of operations and statements of cash flows for the calendar year ended December 31, 2005, to correct these errors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HAN LOGISTICS, INC.

/s/ Amee Han Lombardi

Amee Han Lombardi, President